Exhibit 99.1
Blue Capital Reinsurance Holdings Reports Third Quarter 2018 Financial Results

HAMILTON, Bermuda - October 29, 2018 - Blue Capital Reinsurance Holdings Ltd. (NYSE:BCRH) (the "Company"), a Bermuda holding company that, through its operating subsidiaries, offers collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities, today reported its financial results for the third quarter of 2018.

The Company recorded net losses of $6.7 million ($(0.76) per share) for the third quarter of 2018 and $3.7 million ($(0.42) per share) for the nine months ended September 30, 2018. The Company’s fully converted book value per common share was $13.15 at September 30, 2018, reflecting a 5.3% decrease for the quarter and a 3.0% decrease since December 31, 2017, each inclusive of dividends declared in such periods.

Reinsurance premiums written for the current quarter and year-to-date were $4.2 million and $24.1 million, decreasing by $6.1 million and $15.3 million over the same periods a year ago. The reduced writings were driven by a smaller capital base, lower reinstatement premiums and greater cessions to third party reinsurers, partially offset by price improvements during the January and June renewals.

The combined ratio for the current quarter was 212.6% and 124.7% year-to-date compared to 455.7% and 228.7% in the same periods a year ago. The higher combined ratios for the comparable periods in 2017 were driven by significant losses and loss adjustment expenses from Hurricane Harvey, Hurricane Irma and Hurricane Maria. As previously announced, the current quarter's loss and loss adjustment expenses were impacted by an increase in estimated losses related to Hurricane Irma and from third quarter 2018 losses stemming from Typhoon Jebi and Hurricane Florence. Reinsurance acquisition costs for the current quarter were $2.0 million compared to $1.6 million a year ago when negative profit commission adjustments were reflected. General and administrative expenses for the current quarter were $1.2 million compared to $1.3 million a year ago.

During the third quarter of 2018, the Company declared a regular dividend of $0.30 per common share, which was paid on October 15, 2018.

Michael J. McGuire, Chairman and CEO, commented: "While our 3rd quarter results have been impacted by increased loss estimates related to 2017's Hurricane Irma and from losses incurred on Hurricane Florence and Typhoon Jebi and other smaller events, the price increases we achieved during this year's renewals have helped to partially offset these impacts.

"As we look forward to the January renewals we expect a stabilizing pricing environment and are confident in our ability to continue building an attractive portfolio of business which should enable us to generate value for our shareholders."

Subsequent Event

On October 3, 2018 Hurricane Michael made landfall in Florida causing extensive damage and loss of life. While it is too early to provide an accurate loss estimate, it is expected that the Company's fourth quarter 2018 results will be negatively impacted by losses related to Hurricane Michael.

About the Company

Blue Capital Reinsurance Holdings Ltd., through its operating subsidiaries, offers collateralized reinsurance in the property catastrophe market, leveraging underwriting expertise and infrastructure from established resources. Underwriting decisions, operations and other management services are provided to the Company by Blue Capital Management Ltd., a subsidiary of Sompo International Holdings Ltd. (a wholly owned subsidiary of Sompo Holdings, Inc.), a recognized global specialty provider of property and casualty insurance and reinsurance and a leading property catastrophe and short tail reinsurer since 2001. Additional information can be found in the Company's public filings with the U.S. Securities and Exchange Commission or at www.bcapre.bm.

Contacts
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@Sompo-Intl.com

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and the Company may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements that include the words "should," "would," "expect," "estimates", "intend," "plan," "believe," "project," "target," "anticipate," "seek," "will," "deliver," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions, decreased demand for property and casualty reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, uncertainties in our reserving process, changes to our tax status, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, operational risk, including the risk of fraud and errors and omissions, as well as technology breaches or failure, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, potential treatment of us as an investment company or a passive foreign investment company for purposes of U.S. securities laws or U.S. federal taxation, respectively, our dependence as a holding company upon dividends or distributions from our operating subsidiaries, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2017.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company's most recent report on Form 10-K and other documents of the Company on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The contents of any website referenced in this press release are not incorporated by reference herein.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(In millions of U.S. dollars, except share amounts)

	September 30, 2018	December 31, 2017
Assets	(Unaudited)
Cash and cash equivalents	$0.1	$1.0
Cash and cash equivalents pledged as collateral	—	5.0
Reinsurance premiums receivable	6.5	11.1
Deferred reinsurance acquisition costs	0.5	0.1
Funds held by reinsured companies as collateral	153.5	164.8
Other assets	1.2	0.2
Total Assets	$161.8	$182.2
Liabilities
Loss and loss adjustment expense reserves	$34.7	$43.4
Unearned reinsurance premiums	3.8	1.0
Reinsurance balances payable	3.8	10.1
Other liabilities	4.0	0.6
Total Liabilities	46.3	55.1
Shareholders’ Equity
Common Shares	8.8	8.8
Additional paid-in capital	165.6	165.6
Retained deficit	(58.9)	(47.3)
Total Shareholders’ Equity	115.5	127.1
Total Liabilities and Shareholders’ Equity	$161.8	$182.2
Common shares outstanding (000s)	8,767	8,761
Common and common equivalent shares outstanding (000s)	8,784	8,773

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF NET LOSS AND COMPREHENSIVE LOSS
(In millions of U.S. dollars, except per share data)
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues
Reinsurance premiums written	$4.2	$10.3	$24.1	$39.4
Change in net unearned reinsurance premiums	2.3	5.3	(2.8)	(3.3)
Net reinsurance premiums earned	6.5	15.6	21.3	36.1
Net gain from derivative instruments	—	3.1	—	2.5
Net investment income	0.6	0.4	1.5	0.7
Total revenues	7.1	19.1	22.8	39.3
Expenses
Underwriting expenses:
Loss and loss adjustment expenses - current year	4.2	67.8	5.6	70.4
Loss and loss adjustment expenses - prior year	6.4	0.3	11.7	1.3
Acquisition costs	2.0	1.6	5.9	6.8
General and administrative expenses	1.2	1.3	3.3	4.0
Total expenses	13.8	71.0	26.5	82.5
Net loss and comprehensive loss	$(6.7)	$(51.9)	$(3.7)	$(43.2)
Per share data:
Basic and diluted losses per Common Share	$(0.76)	$(5.93)	$(0.42)	$(4.94)
Dividends declared per Common Share and RSU	0.30	0.30	0.90	1.49
Insurance ratios:
Loss and loss adjustment expense ratio	164.3%	437.5%	81.6%	198.8%
Acquisition cost ratio	30.2%	10.1%	27.4%	18.9%
General and administrative expense ratio	18.1%	8.1%	15.7%	11.0%
Combined ratio	212.6%	455.7%	124.7%	228.7%
RSU = restricted share unit

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(In millions of U.S. dollars)
Unaudited

	Total shareholders’ equity	Common Shares, at par value	Additional paid-in capital	Retained deficit
Balance at January 1, 2018	$127.1	$8.8	$165.6	$(47.3)
Net loss	(3.7)	—	—	(3.7)
Dividends declared on Common Shares and RSUs	(7.9)	—	—	(7.9)
Balance at September 30, 2018	$115.5	$8.8	$165.6	$(58.9)

	Total shareholders’ equity	Common Shares, at par value	Additional paid-in capital	Retained earnings
Balance at January 1, 2017	$183.3	$8.8	$165.5	$9.0
Net loss	(43.2)	—	—	(43.2)
Dividends declared on Common Shares and RSUs	(13.1)	—	—	(13.1)
Balance at September 30, 2017	$127.0	$8.8	$165.5	$(47.3)

BOOK VALUE AND FULLY CONVERTED BOOK VALUE PER COMMON SHARE(1)
Unaudited

	September 30, 2018	June 30, 2018	December 31, 2017	September 30, 2017
Book value per share numerator (in millions of U.S. dollars):
[A] Shareholders’ Equity (in millions of U.S. dollars)	$115.5	$124.8	$127.1	$127.0
Book value per share denominators (in thousands of shares):
[B] Common Shares outstanding	8,767	8,767	8,761	8,761
Restricted Share Units outstanding	17	17	12	12
[C] Fully converted book value per common share denominator	8,784	8,784	8,773	8,773
Book value per common share [A]/[B]	$13.18	$14.24	$14.50	$14.50
Fully converted book value per common share [A]/[C]	$13.15	$14.21	$14.48	$14.48
Change in fully converted book value per common share:(2)
From June 30, 2018	(5.3)%
From December 31, 2017	(3.0)%
From September 30, 2017	(3.0)%
(1)         These measures constitute "non-GAAP financial measures" as defined in Regulation G. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP.
(2)         Computed as the change in fully converted book value per common share plus common dividends declared of $0.30, $0.90 and $0.90 during the three, nine and twelve month periods ended September 30, 2018, respectively.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
Natural Catastrophe Risk Management

The following discussion should be read in conjunction with the "Risk Factors" included in Item 1A of the Company’s 2017 Form 10-K, as filed with the Securities and Exchange Commission, in particular the risk factor entitled "Our stated catastrophe and enterprise-wide risk management exposures are based on estimates and judgments which are subject to significant uncertainties."

Exposure Management
 The Company’s Investment and Insurance Manager (the "Manager") monitors our net exposure to any one catastrophe loss event in any single zone within certain broadly defined major catastrophe zones at each treaty renewal date. The last major treaty renewal date was June 1, 2018. Our June 1, 2018 estimated net exposures by zone were in compliance with our underwriting guidelines. Namely, our estimated net exposure from any one catastrophe loss event in any individual zone was at or below 50% of our then-projected September 30, 2018 shareholders’ equity. These broadly defined major catastrophe zones are defined as follows:

North America:	Europe:	Rest of World:

U.S. - Northeast	Western Central Europe(1)	Australia
U.S. - Mid-Atlantic	Eastern Europe	New Zealand
U.S. - Florida	Southern Europe	Japan
U.S. - Gulf	Northern Europe, Benelux	South America
U.S. - New Madrid	and Scandinavia	Middle East
U.S. - Midwest	U.K. and Ireland
U.S. - California
U.S. - Hawaii
Canada - Eastern
Canada - Western
(1)  Consisting of France, Germany, Switzerland and Austria.

Single Event Losses
 For certain defined natural catastrophe region and peril combinations, the Manager assesses the probability and likely magnitude of losses using a combination of industry third-party models, proprietary models and underwriting judgment. The Manager attempts to model the estimated net impact from a single event, taking into account contributions from property catastrophe reinsurance (including retrocessional business), property pro-rata reinsurance and event-linked derivative securities, offset by the net benefit of any reinsurance or derivative protections we purchase and the benefit of premiums.

On June 1, 2018 our estimated single event loss exposures were within our underwriting guidelines. Namely, the estimated net impact from any one catastrophe loss event (excluding earthquake) at the 1 in 100 year return period for any one zone did not exceed 35% of our then-projected September 30, 2018 shareholders’ equity, and the estimated net impact from any one earthquake loss event at the 1 in 250 year return period for any zone did not exceed 35% of our then-projected September 30, 2018 shareholders’ equity.

Updated Single Event Loss Projections
The table that follows details our estimated net impact from single event losses as of June 1, 2018 for selected zones at specified return periods using industry-recognized third-party vendor models. It is important to note that each catastrophe model we use contains its own assumptions as to the frequency and severity of loss events, and results may vary significantly from model to model.
Net Impact From Single Event Losses at Specified Return Periods

	Net Impact (Millions)	Return Period(1)	Percentage of September 30, 2018 Shareholders’ Equity
U.S. - Florida hurricane	$37	1 in 100 year	32%
U.S. - California earthquake	22	1 in 250 year	19%
Japan earthquake	19	1 in 250 year	17%
All other zones			less than 15%
(1)         A "100-year" return period can also be referred to as the 1.0% occurrence exceedance probability ("OEP"), meaning there is an estimated 1.0% chance in any given year that this level will be exceeded.  A "250-year" return period can also be referred to as the 0.4% OEP, meaning there is an estimated 0.4% chance in any given year that this level will be exceeded.

Our single event loss estimates represent snapshots as of the time of such estimates. The composition of our in-force portfolio may change materially at any time due to the acceptance of new policies, losses incurred, the expiration of existing policies and changes in our ceded reinsurance and derivative protections. There were no material changes made to the composition of our in-force portfolio from June 1, 2018 to September 30, 2018.